EXHIBIT 99.1

Angel Oak Mortgage, Inc. Reports Second Quarter 2021 Financial Results

ATLANTA – August 12, 2021 -- Angel Oak Mortgage, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the quarter and six months ended June 30, 2021.

Second Quarter and Year-to-Date Highlights
•Completed initial public offering (“IPO”) and concurrent private placement on June 21, 2021 with proceeds to the Company of $176.8 million
•QTD GAAP net income of $2.2 million, or $0.13 per common share
•YTD GAAP net income of $11.7 million, or $0.72 per common share
•GAAP book value of $19.48 per share as of June 30, 2021, up from $19.26 per share immediately following the completion of the IPO
•GAAP return on equity of 2.7% for the second quarter and 8.1% for the first half of 2021, in each case on an annualized basis
•Declared dividend of $0.12 per share in the third quarter 2021, related to June earnings and investment activity
•Distributable Earnings of $2.0 million for the quarter ended June 30, 2021

Robert Williams, President and Chief Executive Officer of the Company stated, “Our second quarter results were extremely strong, continuing the trends from earlier in the year as we benefit from the robust housing market and growing demand for non-QM loans. This is a new and fresh investment opportunity and provides access to a best-in-class mortgage originator that has been built over the past 12 years. The Angel Oak platform that supports our efforts continues to produce high quality originations, and in the second quarter, we acquired $395.5 million of new loans, with steady yields even as interest rates have shifted. Finally, we were also very pleased to have completed our IPO in June, in which we raised $176.8 million of capital to fuel further growth in the coming quarters, and we thank our investors and capital markets partners for their support.”

Portfolio and Investment Activity
•Purchased $395.5 million of residential mortgage loans in the second quarter, and an additional $186.0 million through August 12, 2021
•Purchased $500.7 million of other RMBS subsequent to the IPO to quickly deploy the IPO capital into earning assets
•The Company did not complete any securitizations in the second quarter
•Portfolio totaled $1.3 billion of residential mortgage loans and other target assets as of June 30, 2021

Capital Markets Activity
On June 21, 2021, the Company completed its IPO and issued 7,200,000 shares of common stock at $19.00 per share for gross proceeds of $136.8 million. Concurrent with the IPO, the Company also completed a private placement of 2,105,263 shares of common stock at $19.00 per share for gross proceeds of $40.0 million. The transactions resulted in aggregate proceeds to the Company of approximately $176.8 million, as all the offering costs and underwriting discounts were paid for by Angel Oak Capital Advisors, LLC (an affiliate of the Company’s external manager).

As of June 30, 2021, the Company was party to four financing lines which permit borrowings in an aggregate amount of up to $800.0 million.

We intend to continue financing with a variety of lenders to ensure that during the time frame within which we are aggregating whole loans in anticipation of a securitization transaction, any effects of a liquidity or other event will be minimized to the Company.

Balance Sheet
•$28.9 million of cash and cash equivalents as of June 30, 2021
•Debt to equity ratio of 2.2x as of June 30, 2021
•Held residential mortgage loans with a fair value of $529.3 million as of June 30, 2021
•Total liquidity of $513.9 million, including $484.9 million of remaining capacity on the Company’s financing lines as of June 30, 2021

Dividend
On August 12, 2021, the Company’s Board of Directors declared a common stock dividend of $0.12 per share for the third quarter of 2021. The dividend is payable on August 31, 2021 to common stockholders of record as of August 23, 2021.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, August 12, 2021 at 5:00 p.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-877-407-9716
International: 1-201-493-6779

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13722112
The playback can be accessed through August 26, 2021.

Non-GAAP metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with GAAP, excluding (1) unrealized gains and losses on our aggregate portfolio, and realized gains (losses) on derivatives, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by our Manager, (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance between our REIT peers, but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Forward Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments and its financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict” and “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions; discuss future expectations; describe existing or future plans and strategies; contain projections of results of operations, liquidity and/or financial condition; or state other forward-looking information. The Company’s ability to predict future events or conditions, their impact or the actual effect of existing or future plans or strategies is inherently uncertain, in particular due to the uncertainties created by the COVID-19 pandemic, including the projected impact of the COVID-19 pandemic on the Company’s business, financial results and performance. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage, Inc.
Angel Oak Mortgage, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com.

Angel Oak Mortgage, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
INTEREST INCOME, NET
Interest income	$12,143	$12,926	$22,177	$22,543
Interest expense	1,846	3,711	2,678	6,665
NET INTEREST INCOME	10,297	9,215	19,499	15,878

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized loss on derivative contracts, RMBS, CMBS, and mortgage loans	(10,224)	(2,847)	(12,512)	(15,616)
Net unrealized gain (loss) on derivative contracts and mortgage loans	4,813	24,009	9,330	(4,985)
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	(5,411)	21,162	(3,182)	(20,601)

EXPENSES
Operating and investment expenses	876	725	1,462	1,610
Operating expenses incurred with affiliate	533	345	972	536
Securitization costs	—	2,094	—	2,094
Management fee incurred with affiliate	1,250	988	2,169	1,545
Total operating expenses	2,659	4,152	4,603	5,785

NET INCOME (LOSS)	$2,227	$26,225	$11,714	$(10,508)
Preferred dividends	(4)	(4)	(8)	(8)
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDER(S)	$2,223	$26,221	$11,706	$(10,516)
Other comprehensive income (loss)	3,085	(944)	3,615	(10,225)
TOTAL COMPREHENSIVE INCOME (LOSS)	$5,308	$25,277	$15,321	$(20,741)

Basic earnings (loss) per common share	$0.13	$1.67	$0.72	$(0.67)
Diluted earnings (loss) per common share	$0.13	$1.67	$0.72	$(0.67)

Weighted average number of common shares outstanding:
Basic	16,746,606	15,724,050	16,238,153	15,724,050
Diluted	16,798,660	15,724,050	16,264,323	15,724,050

Angel Oak Mortgage, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share data)

	As of:
	June 30, 2021	December 31, 2020
ASSETS
Residential mortgage loans - at fair value	$529,329	$142,030
Commercial mortgage loans - at fair value	6,464	7,466
RMBS - at fair value	723,368	149,936
CMBS - at fair value	11,943	8,796
U.S. Treasury securities - at fair value	274,992	149,995
Cash and cash equivalents	28,893	43,569
Restricted cash	4,135	2,404
Principal and interest receivable	18,445	5,072
Other assets	2,990	388
Total assets	$1,600,559	$509,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$315,079	$81,905
Securities sold under agreements to repurchase	787,176	178,291
Unrealized depreciation on futures contracts - at fair value	—	198
Accrued expenses	581	121
Accrued expenses payable to affiliate	574	732
Interest payable	368	100
Total liabilities	$1,103,778	$261,347

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A preferred stock, $0.01 par value, 12% cumulative, non-voting, 125 shares issued and outstanding as of June 30, 2021 and December 31, 2020	101	101
Common stock, $0.01 par value. As of June 30, 2021: 350,000,000 shares authorized, 25,502,997 shares issued and outstanding. As of December 31, 2020: 90,000,000 shares authorized, 15,724,050 shares issued and outstanding.	255	157
Additional paid-in capital	479,542	246,489
Accumulated other comprehensive income (loss)	2,576	(1,039)
Retained earnings	14,307	2,601
Total stockholders’ equity	$496,781	$248,309
Total liabilities and stockholders’ equity	$1,600,559	$509,656

Angel Oak Mortgage, Inc.
Reconciliation of Net Income to Distributable Earnings
(Unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(in thousands)
Net income (loss) allocable to common stockholder(s)	$2,223	$26,221	$11,706	$(10,516)
Adjustments:
Net other-than-temporary credit impairment losses	—	—	—	—
Net realized and unrealized (gains) losses on derivatives	3,903	(1,169)	2,294	176
Net unrealized (gains) losses on residential loans	(4,062)	(22,586)	(6,954)	2,839
Net unrealized (gains) losses on commercial loans	(123)	(254)	(265)	1,970
Net unrealized (gains) losses on financial instruments at fair value	—	(8)	—	10
(Gains) losses on extinguishment of debt	—	—	—	—
Non-cash equity compensation expense	90	—	90	—
Inventive fee earned by our Manager	—	—	—	—
Realized gains (losses) on terminations of interest rate swaps	—	—	—	—
Total other non-recurring (gains) losses	—	—	—	—
Distributable Earnings	$2,031	$2,204	$6,871	$(5,521)

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com